AGENCY AGREEMENT

March 15, 2005

CROSSHAIR EXPLORATION & MINING CORP.
Suite 2300, 1066 West Hastings Street
Vancouver, BC  V6E 3X2

Attention:

Mark Morabito, President and CEO

Dear Sirs:

Re:

Private Placement of Units

We, Pacific International Securities Inc, understand that Crosshair Exploration & Mining Corp. (the “Corporation”) proposes to undertake a private placement of up to 5,444,444 units (the “Units”) having the attributes specified in this agreement (the “Agreement”), at a price of $0.45 per Unit to raise gross proceeds of up to $2,449,999.80.  Subject to the terms and conditions set forth in this Agreement, the Corporation hereby appoints the Agent to act as the Corporation’s exclusive agent and the Agent accepts the appointment and agrees to act as an agent of the Corporation and to use its commercially reasonable best efforts to find and introduce to the Corporation potential Purchasers (as defined herein) to purchase, by way of private placement, the Units. The Agent is under no obligation to purchase any of the Units, although the Agent may subscribe for Units if it so desires.

1.

Definitions

1.1

In this Agreement, including any Schedules forming a part of this Agreement:

(a)

“$” refers to Canadian dollars;

(b)

“1933 Act” means the United States Securities Act of 1933, as amended;

(c)

“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

(d)

“Accredited Investor” means:

(i)

for Purchasers resident in British Columbia or Alberta, a Purchaser who qualifies as an “accredited investor” pursuant to Multilateral Instrument 45-103-Capital Raising Exemptions; or

(ii)

for Purchasers resident in Ontario, a Purchaser who qualifies as an “accredited investor” as defined in section 1.1 of Rule 45-501-Exempt Distributions of the Ontario Securities Commission;

(e)

“Agent” means Pacific International Securities Inc.;

(f)

“Agent’s Expenses” has the meaning given to that term in section ;

(g)

“Agent’s Fee” has the meaning given to that term in section ;

(h)

“Agent’s Option” has the meaning given to that term in section , and “Agent’s Options” means more than one Agent’s Option;

(i)

“Agent’s Option Share” has a meaning given to that term in section , and “Agent’s Option Shares” means more than one Agent’s Option Share;

(j)

“Agent’s Option Warrant” has the meaning given to that term in section  and “Agent’s Option Warrants” means more than one Agent’s Option Warrant;

(k)

“Agent’s Option Warrant Share” has the meaning given to that term in section  and “Agent’s Option Warrant Shares” means more than one Agent’s Option Warrant Shares;

(l)

“Agent’s Unit” has the meaning given to that term in section , and “Agent’s Units” means more than one Agent’s Unit;

(m)

“Agreement” means this agreement and includes all Schedules and exhibits attached hereto, in each case as they may be amended or supplemented from time to time;

(n)

“Applicable Securities Laws” means, in respect of each and every offer or sale of Units, the applicable securities legislation, rules, policies, notices and orders of each of the Qualifying Jurisdictions;

(o)

“Canadian Applicable Securities Laws” means the applicable securities legislation, rules, policies, notices and orders of each of the Provinces of British Columbia, Alberta and Ontario;

(p)

“Closing” has the meaning given to that term in section ;

(q)

“Closing Date” has the meaning given to that term in section ;

(r)

“Corporate Finance Fee” has the meaning given to that term in section ;

(s)

“Directed Selling Efforts” means “directed selling efforts” as defined in Rule 902(b) of Regulation S;

(t)

“Distribution” has the meaning given to that term under Canadian Applicable Securities Laws;

(u)

“Exchange” means the TSX Venture Exchange;

(v)

“Exchange Conditions” has the meaning given to that term in section ;

(w)

“Fee Share” has the meaning given to that term in section , and “Fee Shares” means more than one Fee Share;

(x)

“Fee Unit” has the meaning given to that term in section  and “Fee Units” means more than one Fee Unit;

(y)

“Fee Warrant” has the meaning given to that term in section  and “Fee Warrants” means more than one Fee Warrant;

(z)

“Fee Warrant Share” has the meaning given to that term in section  and “Fee Warrant Shares” means more than one Fee Warrant Share;

(aa)

“Financial Statements” means the financial statements of the Corporation described in paragraph ;

(bb)

“Foreign Private Issuer” means a “foreign private issuer” as such term is used in Regulation S;

(cc)

“Indemnified Persons” has the meaning given to that term in section ;

(dd)

“Material Change” has the meaning given to that term under Canadian Applicable Securities Laws;

(ee)

“Material Fact” has the meaning given to that term under Canadian Applicable Securities Laws;

(ff)

“Misrepresentation” has the meaning given to that term under Canadian Applicable Securities Laws;

(gg)

“Net Proceeds” has the meaning given to that term in section ;

(hh)

“Private Placement” means the offering and sale of the Units pursuant to the terms and conditions of this Agreement;

(ii)

“Purchaser” means a person that subscribes for and purchases Units under the Private Placement and “Purchasers” means more than one Purchaser;

(jj)

“Qualifying Jurisdictions” means the Provinces of British Columbia, Alberta and Ontario, the United States and such other jurisdictions in Canada and outside Canada which are agreed to by the Corporation and the Agents;

(kk)

“Regulation D” means Regulation D promulgated under the 1933 Act;

(ll)

“Regulation S” means Regulation S promulgated under the 1933 Act;

(mm)

“Regulatory Authorities” means the securities regulatory authorities in each of the Qualifying Jurisdictions;

(nn)

“Rule 904” means Rule 904 of Regulation S;

(oo)

“Securities” means the Shares, the Warrants and the Warrant Shares;

(pp)

“Share” means a common share of the Corporation forming part of a Unit, and “Shares” means more than one Share;

(qq)

“Subscription Agreement” means the agreement between the Corporation and a Purchaser pursuant to which the Purchaser subscribes for Units and includes all Schedules thereto, in each case as they may be amended or supplemented from time to time;

(rr)

“Subscription Proceeds” means the aggregate gross subscription proceeds paid by the Purchasers for the Units;

(ss)

“Substantial US Market Interest” means “substantial US market interest” as defined in Regulation S;

(tt)

“Time of Closing” has the meaning given to that term in section ;

(uu)

“Unit” means an equity unit of the Corporation to be offered for sale by the Agents under the terms and conditions of this Agreement, each Unit consisting of one Share and one-half of one Warrant, and “Units” means more than one Unit;

(vv)

“United States” and “US” mean “United States” as defined in Regulation S;

(ww)

“US Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D;

(xx)

“US Accredited Investor Certificate” means the U.S. Accredited Investor Certificate for US Purchasers attached as Appendix II to the Subscription Agreement;

(yy)

“US Affiliate” means the US registered broker-dealer affiliate(s) of the Agent;

(zz)

“US Offeree” means any person in the United States to whom the Units are offered, irrespective of whether that person subscribes for and purchases the Securities;

(aaa)

“US Person” means “U.S. person” as defined in Regulation S.

(bbb)

“US Purchaser” means (a) any US Person purchasing the Units, (b) any person purchasing the Units in the United States, (c) any person purchasing Units on behalf of any person in the United States or US Person, (d) any person that receives or received an offer of the Units while in the United States, and (e) any person that is in the United States at the time the subscriber’s buy order was or the Subscription Agreement is executed or delivered;

(ccc)

“Warrant” means a transferable common share purchase warrant, one-half of which forms part of a Unit, having the attributes described in section , and “Warrants” means more than one Warrant; and

(ddd)

“Warrant Share” means a common share of the Corporation to be issued upon the exercise of one or more Warrants, and “Warrant Shares” means more than one Warrant Share.

2.

Appointment of Agent

2.1

The Corporation appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as an agent of the Corporation to use its best efforts to find and introduce to the Corporation potential Purchasers to purchase, by way of private placement, up to 5,444,444 Units at a price of $0.45 per Unit.

3.

Offering Terms

3.1

The Units will be offered for sale by the Agent to Purchasers resident in the Qualifying Jurisdictions.

3.2

The sale of the Units to Purchasers is to be effected by the Agent in a manner exempt from any prospectus or offering memorandum filing or delivery requirements of the Applicable Securities Laws and without the necessity of obtaining any order or ruling of the Regulatory Authorities and, for offers and sales in the United States, in accordance with the requirements of the exemption from registration from US federal and state securities laws available under Rule 506 of Regulation D.  The Agent will notify the Corporation with respect to the identity and jurisdiction of residence of each Purchaser (and for offers in the United States, with respect to the jurisdiction of each US Offeree and US Purchaser) as soon as practicable and with a view to affording sufficient time to allow the Corporation to secure compliance with all Applicable Securities Laws in connection with the sale of the Units to the Purchasers and offers of the Units to US Purchasers.

3.3

The Agent will obtain from each Purchaser a properly completed and duly executed Subscription Agreement and a properly completed and duly executed form of Accredited Investor Certificate or US Subscription Agreement and Accredited Investor Certificate, as applicable, each in the form attached as a Schedule to the Subscription Agreement.

3.4

If, in the opinion of the Agent, it is necessary, the Agent will form, manage and participate in a group of sub-agents to offer and sell the Units as provided for hereunder. Each sub-agent shall be appropriately registered under the Applicable Securities Laws so as to permit it to lawfully offer and sell the Units in such jurisdictions in which it offers and sells the Units.  In the event that a selling group is formed, the Agent will:

(a)

manage the selling group as and to the extent customary in the securities industry in Canada; and

(b)

require each member of the selling group to offer and sell the Units on the terms set forth in this Agreement.

3.5

Each Unit will consist of one Share and one-half of one Warrant. Each whole Warrant will entitle the holder to purchase one common share of the Corporation (a “Warrant Share”) for a period of two years from the date of issue of the Warrant at a price of $0.75 per Warrant Share.

3.6

The Corporation covenants to satisfy as expeditiously as possible each of the conditions of the Exchange (the “Exchange Conditions”) required to be satisfied prior to the Exchange’s acceptance of the Corporation’s notice of the Private Placement.

3.7

The terms and conditions of the Warrants, the Fee Warrants, the Agent’s Options and the Agent’s Option Warrants and the attributes and characteristics of the Warrants, the Fee Warrants, the Agent’s Options and the Agent’s Option Warrants will be substantially as described in this Agreement subject to the changes, if any, that the Corporation and the Agent (on its behalf and, with respect to the Warrants, on behalf of the Purchasers) may agree to.

3.8

The Private Placement has not been and will not be advertised in any way.

3.9

No selling or promotional expenses will be paid or incurred in connection with the Private Placement, except for professional services or for services performed by a registered dealer.

3.10

The Agent acknowledges that the Securities have not been, and will not be, registered under the 1933 Act or applicable state securities laws and may not be offered or sold except outside the United States in accordance with Regulation S or, for offers in the United States, by the Agent through the US Affiliate, and sale by the Corporation, pursuant to Rule 506 of Regulation D in the manner described in paragraph (b) below (the “US Private Placement”).  Accordingly, the Agent represents, warrants and covenants to the Corporation, without limiting the generality of section  of this Agreement, that, with respect to each offer or sale of Securities, either (a) or (b) immediately following is true as of the date of this Agreement and as of the Time of Closing and the Closing Date, which such representations, warranties and covenants shall survive the completion of the transactions contemplated under this Agreement:

(a)

it has offered and sold, and will offer and sell, Securities outside the United States only in accordance with Rule 903 of Regulation S and accordingly, neither the Agent, its affiliates nor any persons acting on their behalf, has made or will make:

(i)

except as permitted under (b) in respect of the US Private Placement, any offer to sell, or any solicitation of an offer to buy, any Securities to any person in the United States or to, or for the account or benefit of, a US Person;

(ii)

any sale of Securities to any Purchaser unless, at the time the buy order was or will have been originated, the Purchaser was outside the United States and not a US Person, or the Agent, or such affiliate or person acting on behalf of the Agent, reasonably believed that such Purchaser was outside the United States and not a US Person; or

(iii)

any Directed Selling Efforts in the United States with respect to the Securities;

(b)

it has offered and sold, and will offer and sell, Securities to persons in the United States or to, or for the account or benefit of, US Persons, only in the following manner:

(i)

the Agent has and will offer and sell the Units in the United States only through its US Affiliate (if applicable), which was and is on the dates of such offers and sales a duly registered broker or dealer pursuant to Section 15(b) of the 1934 Act and under the securities laws of each state in which such offers and sales were or are made (unless exempted from the respective state’s broker-dealer registration requirements) and was and is a member in good standing with the National Association of Securities Dealers, Inc.;

(ii)

immediately prior to soliciting offerees, the Agent has or will have reasonable grounds to believe and did or will believe that each US Offeree and each US Purchaser was and is an US Accredited Investor;

(iii)

no form of general solicitation or general advertising (as those terms are used in Regulation D) has been or will be used by the Agent or its affiliates, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Units in the United States;

(iv)

any offer, sale or solicitation of an offer to buy Securities that has been made or will be made in the United States or to US Persons was or will be made only to US accredited investors by the Agent through its US Affiliate (if applicable), and in transactions that are exempt from registration under the 1933 Act and any applicable state securities laws and in accordance with any applicable US federal or state laws or regulations governing the registration and conduct of securities brokers and dealers;

(v)

all US Offerees and US Purchasers shall be informed that the Securities have not been and will not be registered under the 1933 Act and the Securities are being offered and sold to such purchasers in reliance on an exemption from the registration requirements of the 1933 Act for non-public offerings. Each US Offeree and each US Purchaser shall be provided with disclosure substantially as follows: “The Securities have not been and will not be registered under the US Securities Act of 1933, as amended (the “1933 Act”) and are being offered and sold within the United States only to accredited investors (as defined in Rule 501(a) of Regulation D under the 1933 Act).  Prospective purchasers of the Securities are hereby notified that the seller of the Securities is relying upon the exemption from the provisions of Section 5 of the 1933 Act provided in Section 4(2) of the 1933 Act for non-public offerings. The Securities offered hereby are not transferable except in accordance with the restrictions described herein.”;

(vi)

as a condition of the purchase of the Units, each US Purchaser will be required to execute and deliver to the Agent the US Accredited Investor Certificate to the foregoing effect, among other terms and conditions;

(vii)

neither the Agent, its affiliates or any person acting on its behalf (other than the Corporation, its affiliates and any person acting on their behalf, as to which no representation is made) has taken or will take, directly or indirectly, any action in violation of Regulation M under the 1934 Act in connection with the offer and sale of the Securities; and

(c)

the Agent and its US Affiliate make the representations and warranties set out in Exhibit “1” – Agent’s Certificate.

4.

Representations and Warranties of the Corporation

4.1

The Corporation represents and warrants to the Agent (each on its own behalf and on behalf of the Purchasers), and acknowledges that the Agent is relying upon such representations and warranties in entering into this Agreement, that:

(a)

the Corporation has no subsidiaries;

(b)

the Corporation is a valid and subsisting corporation duly existing and in good standing under the Business Corporations Act (British Columbia);

(c)

the Corporation is a reporting issuer in the Provinces of British Columbia and Alberta, has been a reporting issuer in such Provinces for the four months immediately preceding the date hereof and, to the best of its knowledge, is not in default of any of the requirements of the Canadian Applicable Securities Laws;

(d)

the authorized capital of the Corporation consists of an unlimited number common shares without par value, of which 36,906,990 common shares are issued and outstanding as of the date hereof as fully paid and non-assessable shares (the “Issued Shares”);

(e)

the common shares of the Corporation are listed and posted for trading on the Exchange and the Corporation has not been advised by the Exchange that it is in default of any of the listing requirements of the Exchange;

(f)

except for the Issued Shares, the Shares and the Warrants comprising the Units, the Fee Shares, the Fee Warrants, the Agent’s Options and any options, warrants, agreements and convertible notes disclosed in Schedule “A” to this Agreement, there are no, nor will there be immediately prior to the Time of Closing, documents, instruments or other writings of any kind whatsoever which constitute a “security” (as that term is defined under Canadian Applicable Securities Laws) of the Corporation;

(g)

subject to due exercise of the instruments pursuant to which they are issued, if any, upon their issuance, the Shares, the Warrant Shares, the Fee Shares, the Fee Warrant Shares, the Agent’s Option Shares and the Agent’s Option Warrant Shares will be validly issued and outstanding as fully paid and non-assessable common shares of the Corporation;

(h)

upon their issuance, the Warrants, the Fee Warrants, the Agent’s Options and the Agent’s Option Warrants will be validly created, issued and outstanding, registered in the names of the holders thereof;

(i)

all of the material transactions of the Corporation have been promptly and properly recorded or filed in or with the books or records of the Corporation and the minute books of the Corporation contain all records of the meetings and proceedings of the Corporation’s directors, shareholders and other committees, if any, since January 1, 2003;

(j)

the Corporation holds all material licences and permits that are required for carrying on its business in the manner in which such business has been carried on and each of the foregoing is in full force and effect;

(k)

the Corporation has the corporate power and capacity to own the assets owned by it and to carry on the business carried on by it and the Corporation is duly qualified to carry on business in all jurisdictions in which it carries on business;

(l)

the Corporation has good and marketable title to its assets free and clear of all liens, charges and encumbrances of any kind whatsoever except as set out in Schedule “D”;

(m)

the Corporation holds either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Corporation has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation to explore the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which the Corporation has any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Corporation has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Corporation has an interest granting the Corporation the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation, with only such exceptions as do not materially interfere with the use made by the Corporation of the rights or interests so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation;

(n)

the Corporation is current with all material filings required to be made in all jurisdictions in which it exists or carries on any material business and the Corporation is not in default of any filings required to be made under Applicable Securities Laws;

(o)

since January 1, 2003, all prospectuses, annual information forms, material change reports, shareholder communications, press releases and other disclosure documents of the Corporation, including all publicly filed financial statements, contain no untrue statement of a Material Fact as at the date thereof nor do they omit to state a Material Fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with Applicable Securities Laws;

(p)

the audited consolidated financial statements of the Corporation for its fiscal year ended April 30, 2004 and the unaudited financial statements of the Corporation for the period ended October 31, 2004 (the “Financial Statements”) are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Corporation for the periods then ended and the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(q)

there are no material liabilities of the Corporation, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Corporation’s Financial Statements except those incurred in the ordinary course of business of the Corporation since October 31, 2004 which are recorded in the books and records of the Corporation;

(r)

since October 31, 2004 there has not been any adverse Material Change of any kind whatsoever in the financial position or condition of the Corporation, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of the Corporation, or the right or capacity of the Corporation to carry on its business;

(s)

the contracts and agreements set out in Schedule “B” hereto constitute all of the material contracts and agreements of the Corporation, and all such contracts and agreements are in good standing in all material respects and not in default in any respect;

(t)

all tax returns and reports of the Corporation required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of the Corporation have been paid or accrued in the Financial Statements;

(u)

the Corporation has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation except for taxes not yet due, and there are no audits of any of the tax returns of the Corporation which are known by the Corporation’s management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Corporation;

(v)

except as disclosed on Schedule “C” hereto, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or, to the best of its knowledge, threatened against or affecting the Corporation or its directors, officers or promoters at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever which would result in an adverse Material Change in the financial position, business or prospects of the Corporation and there is no basis therefor;

(w)

neither the Corporation nor any of its directors, officers and promoters are in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever which breach would have a material adverse effect on the financial position, business or prospects of the Corporation;

(x)

the Corporation has all requisite power and capacity and good and sufficient right and authority to enter into, deliver and carry out its obligations under this Agreement and the Subscription Agreements and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

(y)

this Agreement has been authorized, executed and delivered by the Corporation and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms thereof and, upon being executed and delivered, each of the Subscription Agreements and the certificates representing the Warrants, the Fee Warrants and the Agent’s Options will constitute a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with the terms thereof;

(z)

the execution and delivery of this Agreement and the Subscription Agreements, the performance of its obligations under this Agreement and the completion of the transactions contemplated under this Agreement will not conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Memorandum or Articles of the Corporation or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Corporation is a party or by which it or any of its properties or assets is bound, or any statute or any judgment, decree, order, rule, policy or regulation of any court, governmental authority or administrative body of any kind whatsoever applicable to the Corporation or any of its properties or assets, which could have a material adverse effect on the condition, business, properties or results of operations of the Corporation; and

(aa)

no action has been taken by any persons which would in any way limit, restrict or cause interference with any mineral exploration and development work which the Corporation currently proposes to carry out on the Corporation’s mineral properties.

4.2

The Corporation further represents, warrants, covenants and agrees that:

(a)

the Corporation is a Foreign Private Issuer and reasonably believes that, both at the commencement of the Private Placement and the Closing Date, there is no Substantial US Market Interest in the Securities;

(b)

it is not, and agrees to use its best efforts not to become, at any time prior to the expiration of three years after the Closing Date, an “investment company” as defined in the United States Investment Company Act of 1940;

(c)

the Corporation is not required to file reports under Section 13(a) or Section 15(d) of the 1934 Act;

(d)

except with respect to the offer and sale of the Securities offered hereby, the Corporation has not, for a period of six months prior to the commencement of the offering of the Securities, sold, offered for sale or solicited any offer to buy any of its securities in the United States, or to, or for the account or benefit of, a US Person in a manner that would be integrated with the offer and sale of the Securities and would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Securities;

(e)

neither the Corporation nor any of the predecessors or affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of a notice of sales on Form D;

(f)

except with respect to offers and sales in the US Private Placement in the manner described in section  of this Agreement, neither the Corporation nor any of its affiliates, nor any person acting on its or their behalf (other than the Agent, its respective affiliates or any person acting on their behalf, in respect of which no representation is made), has made or will make: (i) any offer to sell, or any solicitation of an offer to buy, any Securities to, or for the account or benefit of, a US Person or to a person in the United States; or (ii) any sale of the Securities unless, at the time the buy order was or will have been originated, the purchaser is (A) outside the United States and not a US Person or (B) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and not a US Person;

(g)

during the period in which the Units are offered for sale, neither it nor any of its affiliates, nor any person acting on their behalf has taken or will take any action that would cause the exclusion from registration available under Regulation S or the exemption from registration available under Rule 506 of Regulation D to be unavailable for offers and sales of the Securities pursuant to this Agreement;

(h)

none of the Corporation, its affiliates or any person acting on its or their behalf have engaged or will engage in any form of Directed Selling Efforts with respect to offers or sales of the Securities, or has taken or will take any action in violation of Regulation M under the 1934 Act, or have engaged in or will engage in any general solicitation or advertising with respect to offers or sales of the Securities in the United States, or to, or for the account or benefit of, US Persons, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or in a manner involving a public offering within the meaning of section 4(2) of the 1933 Act;

(i)

the Corporation agrees to use its best efforts to remain a Foreign Private Issuer for a period of two years from the date hereof;

(j)

the Corporation will timely execute or procure the execution of all documents and take or cause to be taken all such steps as may be reasonably necessary or desirable to establish, to the reasonable satisfaction of counsel for the Agent, any and all legal requirements to enable the Agent to offer the Securities for sale in the United States under Rule 506 of Regulation D in accordance with this Agreement; and

(k)

the Corporation will, within fifteen (15) days after the first sale of Units in the United States, prepare and file with the United States Securities and Exchange Commission a notice on Form D with respect to the Securities and will file all amendments required to be filed as a result of subsequent sales of Securities in the United States or to, or for the account or benefit of, US Persons.  The Corporation shall also prepare and file within prescribed time periods any notices required to be filed with state securities authorities under applicable blue sky laws in connection with any securities sold pursuant to Rule 506 of Regulation D.

4.3

The representations and warranties of the Corporation contained in this Section  of the Agreement shall be true at the Time of Closing and the Closing Date as though they were made at the Time of Closing and the Closing Date and they shall survive the completion of the transactions contemplated under this Agreement.

5.

Representations and Warranties of the Agent

5.1

The Agent represents and warrants to the Corporation, and acknowledges that the Corporation is relying upon such representations and warranties in entering into this Agreement, that:

(a)

the Agent is an Accredited Investor;

(b)

the Agent is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated;

(c)

the Agent has not entered, and will not enter, into any contractual arrangement with respect to the Private Placement without the prior written consent of the Corporation, except for this Agreement and any agreement with its affiliates;

(d)

the Agent holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

(e)

the Agent has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

(f)

the Agent is appropriately registered under the Applicable Securities Laws so as to permit it to lawfully fulfil its obligations hereunder and to distribute the Securities; and

(g)

the Agent is a member in good standing of the Exchange.

5.2

The representations and warranties of the Agent contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement.

6.

Covenants of the Corporation

6.1

The Corporation covenants with the Agent (on its own behalf and on behalf of the Purchasers) that it will:

(a)

file with the Exchange as soon as possible all required documents and filing fees, and to do all things required by the rules and policies of the Exchange in order to obtain the approval of the Exchange for the Private Placement, subject only to the filing of required documents, prior to the Closing Date;

(b)

take all steps as may be necessary to enable the Securities to be sold on a private placement basis in the Qualifying Jurisdictions by way of exemptions from the prospectus filing and registration requirements of Applicable Securities Laws and otherwise fulfill all legal requirements required to be fulfilled by the Corporation (including, without limitation, compliance with all Applicable Securities Laws) in connection with the Private Placement;

(c)

maintain its status as a “reporting issuer” not in default in British Columbia and Alberta for a period of two year from the date hereof;

(d)

maintain its listing of its common shares on the Exchange for a period of two years from the date hereof;

(e)

deliver to the Agent and to its legal counsel:

(i)

a copy of all letters, submissions and other materials with respect to the Private Placement filed with the Regulatory Authorities, or any one of them, at the same time that the materials are filed with the Regulatory Authorities;

(ii)

at the Time of the Closing, evidence of the Corporation’s title with respect to the Corporation’s material mineral properties, in form and content acceptable to the Agent, acting reasonably;

(iii)

at the Time of Closing, such favourable legal opinions of the Corporation’s various legal counsel, addressed to the Agent, its legal counsel and the Purchasers and dated as of the Closing Date, in form and content acceptable to the Agent, acting reasonably, with respect to all matters which the Agent may reasonably request including, without limitation:

(1)

the due incorporation and valid subsistence of the Corporation;

(2)

the qualification of the Corporation to carry on business under the laws of each jurisdiction in which it carries on business;

(3)

the authorized and issued capital of the Corporation;

(4)

the due creation, authorization and issuance of the Shares, the Warrants, the Warrant Shares, the Fee Shares, the Fee Warrants, the Fee Warrant Shares, the Agent’s Options, the Agent’s Option Shares, the Agent’s Option Warrants and the Agent’s Option Warrant Shares;

(5)

the due authorization, execution, binding effect and enforceability of this Agreement and the Subscription Agreements, subject to bankruptcy laws, the availability of all equitable remedies and other customary exceptions;

(6)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority or the Exchange is required in order to permit the issuance and sale by the Corporation of the Units, except for filings required under the Applicable Securities Laws or as may be required by the Exchange;

(7)

that no prospectus is required and, except as have been obtained or completed, no approval or consent of or filing with any Regulatory Authority or the Exchange is required in order to permit the issuance of the Warrant Shares, the Fee Warrant Shares, the Agent’s Option Shares and the Agent’s Option Warrant Shares, provided the conditions set out in the opinion are satisfied; and

(8)

the hold periods and resale restrictions applicable to the Shares, the Warrants, the Warrant Shares, the Agent’s Options, the Agent’s Option Shares and the Agent’s Option Warrant Shares under the Applicable Securities Laws;

(iv)

at the time of Closing, the Agent shall have received a favourable legal opinion from the Corporation’s United States counsel, dated the Closing Date and addressed to the Agent and its legal counsel, in form and substance satisfactory to the Agent and its counsel, acting reasonably, with respect to the availability of an exemption from the registration requirements under the securities laws of the United States in connection with sale in the United States of the Units by the Corporation in connection with the Private Placement;

(v)

at the Time of Closing, such certificates of officers of the Corporation, addressed to the Agent and to its legal counsel and dated as of the Closing Date, in form and content acceptable to the Agent, acting reasonably, relating to the offer and sale of the Units and such other matters as the Agent may reasonably require; and

(vi)

at the Time of Closing, such other materials as the Agent may reasonably require, addressed to the Agent and to such parties as the Agent may direct and as of the Closing Date or such other date as the Agent may reasonably require;

(f)

within the required time, file with the applicable Regulatory Authorities any reports, in the required form, required to be filed under Applicable Securities Laws and the policies of the Exchange in connection with the Private Placement, together with any applicable filing fees and other materials;

(g)

take all steps reasonably necessary to ensure that it has a sufficient number of common shares of the Corporation available for issuance to satisfy its obligations under the Warrants, the Fee Warrants, the Agent’s Options and the Agent’s Option Warrants and prior to Closing shall have reserved and allotted for issuance the Warrant Shares, the Fee Shares, the Agent’s Option Shares and the Agent’s Option Warrant Shares;

(h)

from and including the date of this Agreement through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct; and

(i)

from and including the date of this Agreement through to and including the Time of Closing, not do any such act or thing that would render any representation or warranty of the Corporation contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

7.

Covenants of the Agent

7.1

The Agent covenants with the Corporation that:

(a)

all solicitation, offering and other selling efforts carried out by the Agent in connection with the Distribution of the Units will be made, and all purchases of the Units will be made, in compliance with Applicable Securities Laws and in a manner such that no prospectus or offering memorandum need be prepared and filed or delivered by the Corporation in connection with the Distribution of the Units and such that the Corporation is not made subject to a new continuous disclosure reporting requirement;

(b)

no delivery has been or will be made by it to any prospective purchaser or Purchaser of any document which, individually or together with any other document, would constitute an offering memorandum under Canadian Applicable Securities Laws; and

(c)

it will obtain from each Purchaser a properly completed and executed Subscription Agreement in a form acceptable to the Corporation and the Agent, acting reasonably.

8.

Conditions Precedent

8.1

The obligations of the Agent to complete the transactions contemplated in this Agreement and to deliver executed Subscription Agreements and the Subscription Proceeds is subject to the following conditions for the benefit of the Agent which must be fulfilled at or prior to the Time of Closing, unless waived in writing by the Agent:

(a)

all actions required to be taken by or on behalf of the Corporation, including, without limitation, the passing of all requisite resolutions of directors of the Corporation, will have been taken so as to validly create, issue, offer, sell, and deliver the Shares and the Warrants to the Purchasers and to validly create, issue and deliver the Fee Shares, the Fee Warrants and the Agent’s Options to the Agent;

(b)

the Corporation will have made all necessary filings with and obtained all necessary approvals, consents and acceptances of the applicable Regulatory Authorities, subject, in the case of the Exchange, to the satisfaction of the Exchange Conditions within the time required (subject to any extensions permitted by the Exchange and agreed to by the Agent, in writing), in order to permit the Corporation to create, sell, issue and deliver the Shares and the Warrants to the Purchasers and to create, issue and deliver the Fee Shares, the Fee Warrants and the Agent’s Options to the Agent pursuant to prospectus exemptions under Applicable Securities Laws;

(c)

the Corporation will be, and will have been for at least the four months immediately preceding the Time of Closing, a reporting issuer in one of the jurisdictions of Canada;

(d)

the Private Placement has been approved by the Exchange subject to the satisfaction of the Exchange Conditions within the time required;

(e)

the Corporation will have delivered the required legal opinions, officers’ certificates and other closing materials provided for in this Agreement;

(f)

no order ceasing or suspending trading in any securities of the Corporation, or ceasing or suspending trading by the directors, officers or promoters of the Corporation, or any one of them, or prohibiting the offer, sale, issuance or delivery of the Units, will have been issued and no proceedings for such purpose, to the knowledge of the Corporation, will be pending or threatened;

(g)

the Corporation will have complied in all material respects with all of its covenants and agreements contained in this Agreement; and

(h)

the representations and warranties of the Corporation contained in this Agreement will be true and correct as of the Time of Closing as if such representations and warranties had been made as of the Time of Closing.

9.

Closing

9.1

The closing of the transactions contemplated under this Agreement (the “Closing”) will be completed at the offices of Anfield Sujir Kennedy & Durno, counsel to the Corporation, at Suite 1600 – 609 Granville Street, Vancouver, British Columbia, V7Y 1C3, at 10:00 a.m. (Vancouver time) on [March 15], 2005 or at such other time and date on or prior to or after [March 15], 2005 as the Corporation and the Agent may agree (being the “Time of Closing” and the “Closing Date”, respectively).

9.2

Not less than 36 hours prior to Closing, the Agent will deliver, or cause to be delivered, to the Corporation Subscription Agreements executed by the Purchasers including the registration particulars of the certificates representing the Shares and the Warrants purchased by such Purchasers.

9.3

At the Closing, the Agent (on its own behalf and on behalf of the Purchasers) will deliver, or cause to be delivered to the Corporation, one or more cheques or bank drafts made payable on the Closing Date to the Corporation in an amount (the “Net Proceeds”) equal to the Subscription Proceeds, less an amount equal to the amount of the portion of the Agent’s Fee payable in cash, the Agent’s Expenses (less the amount paid as a retainer, if any) and the Corporate Finance Fee.

9.4

At the Closing, upon payment of the Net Proceeds of the Private Placement to the Corporation, the Corporation will deliver or cause to be delivered to the Agent, the following:

(a)

a direction authorizing the Agent to retain from the Subscription Proceeds an amount equal to the portion of the Agent’s Fee payable in cash, the Agent’s Expenses (less the amount paid as a retainer, if any) and the Corporate Finance Fee;

(b)

definitive certificates representing the Shares and the Warrants sold, as directed by the Agent;

(c)

definitive certificates representing the Fee Shares, the Fee Warrants (each if applicable) and the Agent’s Options; and

(d)

the requisite legal opinions, officer’s certificates and other closing materials provided for in this Agreement.

9.5

The Corporation will, if required by Applicable Securities Laws, endorse each of the certificates for the Shares, the Warrants, the Warrant Shares, the Fee Shares, the Fee Warrants, the Fee Warrant Shares, the Agent’s Options, the Agent’s Option Shares, the Agent’s Option Warrants and the Agent’s Option Warrant Shares with legends describing the applicable hold period and resale restrictions.

10.

Agent’s Fee, Corporate Finance Fee and Expenses

10.1

In consideration of the services to be rendered by the Agent to the Corporation hereunder, the Corporation agrees to pay to the Agent, at the time and in the manner specified herein, a fee (the “Agent’s Fee”) equal to 7.0% of the Subscription Proceeds realized from the sale of the Units by the Agent, payable in cash or in Units (each a “Fee Unit”, with an ascribed value of $0.45 per Fee Unit) or in a combination of cash and Fee Units, at the election of the Agent.  Each Fee Unit will consist of one common share of the Corporation (a “Fee Share”) and one-half of one common share purchase warrant (each whole warrant a “Fee Warrant”).  Each whole Fee Warrant will entitle the holder to purchase one common share of the Corporation (a “Fee Warrant Share”) for a period of two years from the date of issue of the Fee Warrant at a price of $0.75 per Fee Warrant Share.

10.2

In further consideration of the services to be rendered by the Agent to the Corporation, the Corporation agrees to issue to the Agent, at the time and in the manner specified herein, that number of agent’s options which is equal to 10.0% of the number of Units sold under the Private Placement (the “Agent’s Options”). Each Agent’s Option will entitle the holder on exercise thereof to purchase, for a period of two years from the date of issue of the Agent’s Option, an agent’s unit (each an “Agent’s Unit”) at a price of $0.50 per Agent’s Unit.  Each Agent’s Unit will consist of one common share of the Corporation (an “Agent’s Option Share”) and one-half of one non-transferable common share purchase warrant (each whole warrant an “Agent’s Option Warrant”).  Each Agent’s Option Warrant will entitle the holder to purchase one common share of the Corporation (an “Agent’s Option Warrant Share”) for a period of two years from the Closing Date at a price of $0.75 per Agent’s Option Warrant Share. The Agent acknowledges that the Agent’s Options, the Agent’s Option Shares, the Agent’s Option Warrants and the Agent’s Option Warrant Shares have not been, and will not be, registered under the 1933 Act or applicable state securities laws and that the Agent’s Options and the Agent’s Option Warrants may not be exercised in the United States or by or on behalf of a person in the United States, nor may the Agent’s Options, the Agent’s Option Shares, the Agent’s Option Warrants or the Agent’s Option Warrant Shares be offered or sold in the United States, unless an exemption from registration under the 1933 Act and any applicable state securities laws is available.

10.3

In connection with the acquisition of the Fee Units and Agent’s Option, the Agent represents and warrants to the Corporation as follows:  (i) that the Agent (A) was not offered the Fee Units or Agent’s Option in the United States and (B) did not execute or deliver this Agreement and will not exercise the Fee Warrants, Agent’s Option or Agent’s Option Warrants in the United States; (ii) that the Agent is aware that the Fee Shares, the Fee Warrants, the Fee Warrant Shares, the Agent’s Option, the Agent’s Option Shares, the Agent’s Option Warrants and the Agent’s Option Warrant Shares have not been, and will not be, registered under the 1933 Act or applicable state securities laws and that the Fee Warrants, Agent’s Option and the Agent’s Option Warrants may not be exercised in the United States or by or on behalf of a person in the United States or a US Person, nor may the Fee Shares, the Fee Warrants, the Fee Warrant Shares, the Agent’s Option, the Agent’s Option Shares, the Agent’s Option Warrants or the Agent’s Option Warrant Shares be offered or sold in the United States, unless an exemption from registration under the 1933 Act and any applicable state securities laws is available.  Until such time as it is no longer required by the 1933 Act, the certificates representing the Fee Warrants, the Agent’s Option and the Agent’s Option Warrants shall bear a legend is substantially the following form:

“[In the case of the Fee Warrants and the Agent’s Option Warrants:  THIS WARRANT] [In the case of the Agent’s Option:  THIS OPTION] AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  [In the case of the Fee Warrants and Agent’s Option Warrants:  THIS WARRANT][In the case of the Agent’s Option:  THIS OPTION] MAY NOT BE EXERCISED IN THE UNITED STATES, OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF [In the case of the Fee Warrants and Agent’s Option Warrants: THIS WARRANT][In the case of the Agent’s Option:  THIS OPTION] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  “UNITED STATES” AND “U.S. PERSON” ARE DEFINED BY REGULATIONS UNDER THE SECURITIES ACT.”

10.4

On the Closing Date, the Corporation shall pay to the Agent the amount of $8,025, representing a corporate finance fee of $7,500 plus GST of $525 (the “Corporate Finance Fee”), payable in cash or in Fee Units or in a combination of cash and Fee Units, at the election of the Agent.

10.5

The Corporation will pay all of the reasonable expenses of the Private Placement and all the reasonable expenses (the “Agent’s Expenses”) reasonably incurred by the Agent in connection with the Private Placement including, without limitation, the fees, expenses and disbursements of legal counsel for the Agent (to a maximum of $25,000, exclusive of taxes and disbursements), Agent’s out-of-pocket expenses, plus applicable taxes payable thereon.  The Corporation shall provide the Agent with a retainer in the amount of $10,000, representing the Agent’s anticipated expenses, and such retainer shall be applied against the Agent’s Expenses.  The Agent’s Expenses will be paid by the Corporation even if the requisite approval of the Private Placement is not granted by the Exchange or the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance, or completion, or the termination is the result of the breach of this Agreement by the Agent.

11.

Indemnity

11.1

The Corporation will indemnify and save harmless the Agent, their directors, officers, employees, agents and advisors, and each sub-agent (collectively the “Indemnified Persons”) from and against all losses, claims, damages, expenses or liabilities caused by or arising directly or indirectly from:

(a)

any Misrepresentation or alleged Misrepresentation (except of a statement included in reliance upon information furnished to the Corporation by or on behalf of an Agent) contained in any certificate of the Corporation or any officer thereof delivered to the Agents pursuant to this Agreement;

(b)

the failure by the Corporation to obtain the requisite regulatory approvals to the Private Placement from the Regulatory Authorities and the Exchange;

(c)

the breach by the Corporation of any of the terms of this Agreement;

(d)

any representation or warranty made by the Corporation herein not being true or ceasing to be true prior to Time of Closing;

(e)

any order made by any regulatory authority, that trading in or Distribution of any of the Securities is to cease or be suspended, or that trading by the directors, officers or promoters of the Corporation, or any one of them, shall cease or be suspended if such order is based on any Misrepresentation of the Corporation (except of a statement included in reliance upon information furnished to the Corporation by or on behalf of an Agent);

(f)

the failure or inability of the Corporation to allot, issue and deliver at the Closing any or all of the certificates representing the Shares and the Warrants in a form and denomination satisfactory to the Agent; and

(g)

a determination made by any of the Regulatory Authorities or a court of competent jurisdiction setting aside the offer, sale, issuance or delivery of any of the Units by the Corporation unless the determination is based on the negligence, willful misconduct or bad faith of the Agent.

11.2

If any action or claim is brought against an Indemnified Person in respect of which indemnity may be sought from the Corporation pursuant to this Agreement the Indemnified Person will promptly notify the Corporation in writing, and the Corporation will assume the defence of the action or claim, including the employment of counsel acceptable to the Indemnified Person (acting reasonably) and the payment of all expenses.  The Indemnified Person will have the right to employ separate counsel in any proceeding relating to a claim contemplated by this section if:

(a)

the Indemnified Person has been advised by counsel that there may be legal defences available to the Indemnified Person which are different from or additional to defences available to the Corporation (in which case the Corporation shall not have the right to assume the defence of such proceedings on the Indemnified Person’s behalf);

(b)

the Corporation has not taken the defence of such proceedings and employed counsel within a reasonable time after notice of commencement of proceedings against the Indemnified Person; or

(c)

the employment of such counsel has been authorized by the Corporation in connection with the defence of any proceedings,

and, in any such event, the Corporation shall pay the fees and expenses of the Indemnified Person’s counsel during the course of the investigation or defence, promptly as such expense, loss, damage or liability is incurred, it being understood and agreed that the Corporation shall not, in connection with a suit in the same jurisdiction, be liable for the legal expenses of more than one separate legal firm to represent the Indemnified Parties.

11.3

No settlement may be made by either the Corporation or any Indemnified Person without prior written consent of the other, such consent not to be unreasonably withheld.

11.4

The Corporation will not make any claim for, and hereby irrevocably waives any right by statute or common law to, contribution against the Indemnified Persons in the event of any action or claim brought against the Corporation as a result of any Misrepresentation or alleged Misrepresentation referred to in Section  other than a Misrepresentation or alleged Misrepresentation included in reliance upon information furnished to the Corporation by or on behalf of an Agent.

11.5

The right to indemnity herein provided will be in addition to and not in derogation of any other right to indemnity or contribution which any Indemnified Person may have by statute or otherwise at law.

11.6

The indemnity provided by this Agreement will remain in full force and effect until all possible liability of the Agent arising out of the transactions contemplated by this Agreement is extinguished by the operation of law and will not be limited to or affected by any other indemnity obtained by the Agent from any other person.

11.7

If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Corporation and the Indemnified Persons will contribute to the losses, claims, damages, expenses or liabilities (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Corporation, on the one hand, and the Indemnified Persons on the other hand, in connection with the matter giving rise to such losses, claims, damages, expenses or liabilities (or actions in respect thereof). No person found liable for a fraudulent Misrepresentation will be entitled to contribution from any person who is not found liable for such fraudulent Misrepresentation.

11.8

To the extent that any Indemnified Person is not a party this Agreement, the Agent will obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Person.

12.

Termination of Agent’s Obligations

12.1

The Agent may terminate their obligations under this Agreement and the obligations of the Purchasers under the Subscription Agreements by notice in writing to the Corporation at any time prior to the Time of Closing if:

(a)

an adverse Material Change in the affairs of the Corporation occurs or is announced by the Corporation;

(b)

there should develop, occur, or come into effect any catastrophe of national or international consequence or accident, governmental law, or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets or the business of the Corporation or the ability of the Agent to perform its obligations under this Agreement, or a Purchaser’s decision to purchase the Units, even if the Purchaser has already executed a Subscription Agreement for all or a portion of the Private Placement;

(c)

following a consideration of the history, business, products, property or affairs of the Corporation or their respective principals and promoters, or the state of the financial markets in general, or the state of the market for the Corporation’s securities in particular, the Agent determines in its sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Units;

(d)

the Units cannot, in the opinion of the Agent, be profitably placed due to the state of financial markets, whether national or international;

(e)

any order to cease or suspend trading in the securities of the Corporation, or an order to cease or suspend trading by a director, officer or promoter of the Corporation, or any one of them, is issued by any competent regulatory authority;

(f)

the Corporation is in breach of any material term of this Agreement;

(g)

the Agent determines that any of the material representations or warranties made by the Corporation in this Agreement are false or have become false;

(h)

an inquiry or investigation in relation to the Corporation, or the Corporation’s directors, officers or promoters, is commenced or threatened by an officer or official of any competent securities authority which in the reasonable opinion of the Agent will adversely affect the value or marketability of the Securities; or

(i)

the Agent is not satisfied, in its discretion, with the results of its due diligence investigation of the Corporation.

12.2

The Agent’s obligations hereunder will terminate if the Closing Date does not occur on or before April 15, 2005, unless otherwise agreed to in writing by the Agent.

13.

Restriction on Issuances of Common Shares

13.1

The Corporation agrees not to, directly or indirectly, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to, or announce any intention to, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of any additional common shares of the Corporation or any securities convertible or exchangeable into common shares in the capital of the Corporation, other than pursuant to (a) the exercise of previously issued convertible or exchangeable securities disclosed in Schedule “A” hereto; (b) the issuance of securities in accordance with any mineral property option agreement or joint venture agreement disclosed in Schedule “B” hereto; or (c) the grant or exercise of stock options and other similar issuances pursuant to any stock option plan or similar share compensation arrangements in place prior to the Closing Date and which have been disclosed to the Agent, for a period of 90 days from the Closing Date, without the prior written consent of the Agent, such consent not to be unreasonably withheld.

14.

Press Releases

14.1

Subject to compliance with applicable law, any press release of the Corporation relating to the Private Placement will be provided in advance to the Agent, and the Corporation will use its commercially reasonable best efforts to agree to the form and content thereof with the Agent prior to the release thereof.  More particularly, in order to comply with United States Applicable Securities Laws, no press release will be issued by the Corporation concerning the Private Placement during the Private Placement, and any press release issued by the Corporation concerning the Private Placement shall include the following legend:

This news release does not constitute an offer to sell or a solicitation of an offer to sell any of the securities in the United States.  The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “US Securities Act”) or any state securities laws and may not be offered or sold within the United States or to persons in the United States unless registered under the US Securities Act and applicable state securities laws or an exemption from registration is available.

15.

Authorization

15.1

The Agent is authorized to act on its own behalf, and the Corporation shall be entitled to and shall act on any notice given in accordance with this paragraph or agreement entered into by the Agent.

16.

General

16.1

Time shall be of the essence of this Agreement and any waiver by the parties of this section or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

16.2

The Exhibit and Schedules to this Agreement are incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

16.3

This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

16.4

The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

16.5

The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

16.6

No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

16.7

Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

16.8

The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

16.9

This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

16.10

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

16.11

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

16.12

This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

16.13

This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.  For the purposes of this section, a facsimile copy of a counterpart shall be deemed to be an original.

16.14

Any notice to be given hereunder will be in writing and may be given by telecopier or by hand delivery and will be, in the case of the Corporation, addressed and telecopied or delivered to:

Crosshair Exploration & Mining Corp.
Suite 2300, 1066 West Hastings Street
Vancouver, BC   V6E 3X2

Fax:

(604) 601-8250

Attention:  Mark Morabito

with a copy to:

Anfield Sujir Kennedy & Durno
Suite 1600, 609 Granville Street
Vancouver, BC  V7Y 1C3

Fax:

(604) 669-3877

Attention:  Thea L. Koshman

and in the case of the Agent, be addressed and telecopied or delivered to:

Pacific International Securities Inc.
666 Burrard Street, Park Place
19th Floor
Vancouver BC  V6C 3N1

Fax:

(604) 664-3660

Attention:  Craig Roberts

with a copy to:

Blake Cassels & Graydon, LLP
Suite 2600, Three Bentall Centre
595 Burrard Street
Vancouver, B.C.  V7X 1L3

Fax:

(604) 631-3309

Attention:  Bob Wooder

The Corporation and the Agents may change their respective addresses for notice by notice given in the manner referred to above.

If the foregoing is in accordance with your understanding and agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return same to the Agents whereupon this letter as so accepted will constitute an agreement between the Corporation and the Agent enforceable in accordance with its terms.

Yours truly,

PACIFIC INTERNATIONAL SECURITIES INC. By: Authorized Signatory

The foregoing is accepted and agreed to on the _____ day of March, 2005, effective as of the date appearing on the first page of this Agreement.

CROSSHAIR EXPLORATION & MINING CORP. By: Authorized Signatory

SCHEDULE “A”

OPTIONS, WARRANTS AND AGREEMENTS
TO ISSUE SECURITIES

Options, Warrants and Agreements to Issue Securities

1.

Warrants:

    654,000

$0.35

expiring March 22, 2005

   554,000

$0.35

expiring March 24, 2005

     59,200

$0.25

expiring May 27, 2005

   198,000

$0.25

expiring September 17, 2005

(*)

1,525,000

$0.30

expiring November 27, 2005

1,375,000

$0.50

expiring December 14, 2005

   192,500

$0.50

expiring December 14, 2005

(**)

1,000,000

$0.40

expiring January 11, 2006

5,557,700

(*)

Broker Options in connection with a Private Placement

(**)

Finders Warrants in connection with a Private Placement on December 14, 2004

2.

Stock Options:

3,948,750

3.

Agreements:

(a)

Up to 1,600,000 common shares - Amended and Restated Property Agreement dated March 1, 2005 [replacing Property Agreement dated October 14, 2004] between Lewis Murphy and Crosshair Exploration & Mining Corp. in respect of an option for the acquisition by Crosshair Exploration & Mining Corp. of a 90% interest in the property known as the “Moran Lake IOCG” project in central Labrador.

(b)

Up to 1,000,000 common shares - Finder’s Fee Agreement dated August 25, 2004, between Crosshair Exploration & Mining Corp. and Northern Resource Investment Inc. in respect of introducing Crosshair Exploration & Mining Corp. to Liaoning Non-Ferrous Geological Institute and its president, Yanchang Deng.

(c)

Stock Options (up to 175,000), Discovery Bonus (100,000 common shares per Significant Discovery), and Finder’s Fees (common shares) - Contract for Consulting and Geological Services dated March 1, 2004, between Crosshair Exploration & Mining Corp. and Tim Froude for the provision of consulting services by Tim Froude to Crosshair Exploration & Mining Corp. relating to the mining industry.

(d)

Up to 130,000 common shares, plus Bonus Shares (150,000 common shares) if a Discovery is made - Option Agreement dated July 1, 2003, between Lai Lai Chan and International Lima Resources Corp. in respect of an option for International Lima Resources Corp. to acquire a 100% interest in property located in Newfoundland known as the “North Paul’s Pond Gold Property”.

(e)

Up to 400,000 common shares - Wings Point Property Agreement dated February 14, 2003, as amended on April 29, 2004, and as further amended on November 16, 2004, between Rubicon Minerals Corporation and International Lima Resources Corp. in respect of an option for the acquisition by International Lima Resources Corp. [Crosshair Exploration & Mining Corp.] of a 60% interest in the property known as the “Wings Point Property” in Newfoundland.

(f)

Up to 400,000 common shares - Victoria Lake Property Agreement dated February 14, 2003, as amended on April 29, 2004, and as further amended on November 16, 2004, between Rubicon Minerals Corporation and International Lima Resources Corp. in respect of an option for the acquisition by International Lima Resources Corp. [Crosshair Exploration & Mining Corp.] of a 60% interest in the property known as the “Victoria Lake Property” or the “Southern Golden Promise” property in Newfoundland.

(g)

Up to 400,000 common shares - Glenwood Break Property Agreement dated February 14, 2003, as amended on April 29, 2004, and as further amended on November 16, 2004, between Rubicon Minerals Corporation and International Lima Resources Corp. in respect of an option for the acquisition by International Lima Resources Corp. [Crosshair Exploration & Mining Corp.] of a 60% interest in the property known as the “Glenwood Break Property” in Newfoundland.

SCHEDULE “B”

LIST OF ALL MATERIAL CONTRACTS AND AGREEMENTS

Material Contracts and Agreements

1.

Amended and Restated Property Agreement dated March 1, 2005 [replacing Property Agreement dated October 14, 2004], between Lewis Murphy and Crosshair Exploration & Mining Corp. in respect of an option for the acquisition by Crosshair Exploration & Mining Corp. of a 90% interest in the property known as the “Moran Lake IOCG” project in central Labrador.

2.

Letter Agreement dated February 9, 2005 between Rubicon Minerals Corporation and Crosshair Exploration & Mining Corp. regarding a reduction in the Glenwood Break claims by 50%.

3.

Cooperative Joint Venture Contract for Mining Exploration dated November 12, 2004, between Liaoning Non-Ferrous Geological Bureau Exploration Institute and Crosshair Exploration & Mining Corp. in respect of a Joint Venture project known as the “Baigou Gold Project” in the Liaoning Province of China.

4.

Finder’s Fee Agreement dated August 25, 2004, between Crosshair Exploration & Mining Corp. and Northern Resource Investment Inc. in respect of introducing Crosshair Exploration & Mining Corp. to Liaoning Non-Ferrous Geological Exploration Institute and its president, Yanchang Deng.

5.

Contract for Consulting and Geological Services dated March 1, 2004, between Crosshair Exploration & Mining Corp. and Tim Froude for the provision of consulting services by Tim Froude to Crosshair Exploration & Mining Corp. relating to the mining industry.

6.

Option Agreement dated July 1, 2003, between Lai Lai Chan and International Lima Resources Corp. in respect of an option for International Lima Resources Corp. to acquire a 100% interest in property located in Newfoundland known as the “North Paul’s Pond Gold Property”.

7.

Wings Point Property Agreement dated February 14, 2003, as amended on April 29, 2004, and as further amended on November 16, 2004, between Rubicon Minerals Corporation and International Lima Resources Corp. in respect of an option for the acquisition by International Lima Resources Corp. [Crosshair Exploration & Mining Corp.] of a 60% interest in the property known as the “Wings Point Property” in Newfoundland.

8.

Victoria Lake Property Agreement dated February 14, 2003, as amended on April 29, 2004, and as further amended on November 16, 2004, between Rubicon Minerals Corporation and International Lima Resources Corp. in respect of an option for the acquisition by International Lima Resources Corp. [Crosshair Exploration & Mining Corp.] of a 60% interest in the property known as the “Victoria Lake Property” or the “Southern Golden Promise” property in Newfoundland.

9.

Glenwood Break Property Agreement dated February 14, 2003, as amended on April 29, 2004, and as further amended on November 16, 2004, between Rubicon Minerals Corporation and International Lima Resources Corp. in respect of an option for the acquisition by International Lima Resources Corp. [Crosshair Exploration & Mining Corp.] of a 60% interest in the property known as the “Glenwood Break Property” in Newfoundland.

SCHEDULE “C”

LIST OF ACTIONS, SUITS, JUDGEMENTS, INVESTIGATIONS AND PROCEEDINGS

List of Actions, Suits, Judgements, Investigations and Proceedings

No actions, suits, judgments, investigations, or other proceedings.

SCHEDULE “D”

PERMITTED ENCUMBRANCES

Permitted Encumbrances

None

EXHIBIT “1”

AGENT’S CERTIFICATE

AGENT’S CERTIFICATE

In connection with the private placement of securities (the “Securities”) of Crosshair Exploration & Mining Corp. (the “Corporation”) to, or for the account or benefit of, US Persons, or persons in the United States (each a “US Private Placee”) pursuant to US subscription agreements (each a “US Subscription Agreement”) and accredited investor certificates (each an “Accredited Investor Certificate”) of the undersigned Pacific International Securities Inc. (the “Agent”), referred to in the agency agreement dated as of March 15, 2005 between the Corporation and the Agent (the “Agency Agreement”), and Pacific International Securities (U.S.) Inc., in its capacity as placement agent in the United States for the Agent (the “Placement Agent”), do hereby certify that:

1.

the Placement Agent or its US Affiliate (if applicable) is a duly licensed and registered broker or dealer with the United States Securities and Exchange Commission and is registered as a broker-dealer in all states where the activities conducted by the Agent requires a license, including Texas, and is a member of, and in good standing with, the National Association of Securities Dealers, Inc. on the date hereof;

2.

all offers and sales of the Securities in the United States or to, or for the account or benefit of, US Persons have been effected in accordance with all applicable US and state broker-dealer registration requirements;

3.

all sales of the Securities in the United States or to, or for the account or benefit of, US Persons were made to a maximum of 50 US Accredited Investors by the Placement Agent;

4.

other than the US Subscription Agreement and Accredited Investor Certificate, no written material was used in connection with the offer or sale of the Securities in the United States, or to, or for the account or benefit of, US Persons;

5.

immediately prior to our transmitting the US Subscription Agreement and Accredited Investor Certificate to such US Private Placees, we had reasonable grounds to believe and did believe that each US Private Placee was a US Accredited Investor and on the date hereof, we continue to believe that each US Private Placee is a US Accredited Investor;

6.

no form of general solicitation or general advertising (as those terms are used in Regulation D) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio  or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities in the United States or to, or for the account as benefit of, US Persons;

7.

prior to any sale of the Units in the United States or to, or for the account or benefit of, US Persons, we caused each US Private Placement Placee to sign a US Subscription Agreement and Accredited Investor Certificate containing representations, warranties and agreements to the Corporation that are customary for private placements in the US to US Accredited Investors;

8.

all US Private Placees have been informed that the Units and Securities have not been and will not be registered under the 1933 Act and the Units and Securities are being offered and sold to such purchasers in reliance on an exemption from the registration requirements of the 1933 Act for non-public offerings. Each US Private Placee was provided with disclosure substantially as follows: “The Units and Securities have not been and will not be registered under the US Securities Act and are being offered and sold within the United States only to accredited investors (as defined in Rule 501(a) of Regulation D under the US Securities Act).  Prospective purchasers of the Units and Securities are hereby notified that the seller of the Units and Securities is relying upon the exemption from the provisions of Section 5 of the US Securities Act provided in Section 4(2) of the US Securities Act for non-public offerings. The Securities offered hereby are not transferable except in accordance with the restrictions described herein.”; and

9.

the officers signing the certificate are the duly elected, qualified and acting officers of their respective corporation and that they have performed all investigations, examined all records and documents and made all inquiries reasonably necessary or appropriate to obtain sufficient actual knowledge to support the statements made in the certificate.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

DATED this ____ day of March, 2005.

PACIFIC INTERNATIONAL SECURITIES INC. By: Authorized Signatory	PACIFIC INTERNATIONAL SECURITIES (U.S.) INC. By: Authorized Signatory